Exhibit 4.5

NEITHER THIS WARRANT NOR THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE, TRANSFER OR OTHER DISPOSITION OF THIS WARRANT OR SAID SHARES MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL FOR THE HOLDER. REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED, (iii) RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 8 OF THIS WARRANT. THE SURRENDER OF THIS WARRANT TO THE COMPANY OR ITS TRANSFER AGENT IS A CONDITION PRECEDENT TO THE SALE, TRANSFER OR ASSIGNMENT HEREOF.

TESSERA, INC. WARRANT

SERIES E 10% CUMULATIVE CONVERTIBLE PREFERRED STOCK

10,000 SHARES AT $5.00 PER SHARE

THIS CERTIFIES THAT, for value received, Transamerica Business Credit Corporation, or registered assigns (“Holder”), is entitled to subscribe for and purchase 10,000 shares of the Series E 10% Cumulative Convertible Preferred Stock (as adjusted pursuant to the provisions hereof, the “Shares”) of Tessera, Inc., a Delaware corporation (the “Company”), for $5.00 per share (such price and such other price as may result, from time to time, from adjustments specified herein is herein referred to as the “Warrant Price”), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, the term “New Preferred” shall mean the Series E 10% Cumulative Convertible Preferred Stock of the Company, and any stock into or for which such New Preferred may hereafter be converted or exchanged pursuant to the Restated Certificate of Incorporation of the Company as from time to time amended as provided by law and in such certificate (the “Certificate of Incorporation”).

1. Term. The purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time prior to the termination of this Warrant which shall occur automatically on the earlier of (the “Expiration Date”) (i) December 15, 2009, or (ii) the fifth (5th) annual anniversary of the consummation of the Company’s initial underwritten public offering of its Common Stock, the aggregate gross proceeds to the Company from which exceed Five Million Dollars ($5,000,000).

2. Method of Exercise: Net Issue Exercise.

2.1 Method of Exercise; Payment; Issuance of New Warrant. The purchase right represented by this Warrant may be exercised by the Holder, in whole or in part and from time to time, by either, at the election of the Holder, (a) the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company and by the payment to the Company, by check, of an amount equal to the then applicable Warrant Price per share multiplied by the number of Shares then being purchased, or (b) if in connection with a registered public offering of the Company’s securities, the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A-1 duly executed) at the principal office of the Company together with notice of arrangements reasonably satisfactory to the Company for payment to the Company either by check or from the proceeds of the sale of shares to be sold by the Holder in such public offering of an amount equal to the then applicable Warrant Price per share multiplied by the number of Shares then being purchased. The person or persons in whose name(s) any certificate(s) representing shares of New Preferred shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the Shares so purchased shall be delivered to the Holder as soon as possible and in any event within thirty (30) days of receipt of such notice and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder as soon as possible and in any event within such thirty-day period.

2.2 Net Issue Exercise.

(a) In lieu of exercising this Warrant by delivering cash in payment of the exercise price, the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to the Holder a number of shares of the Company’s New Preferred computed using the following formula:

X= Y (A-B)

A

Where	X	-	The number of shares of New Preferred to be issued to the Holder.

	Y	-	the number of shares of New Preferred purchasable under this Warrant.

	A	-	the fair market value of one share of the New Preferred.

	B	-	Warrant Price (as adjusted to the date of such calculations).

(b) For purposes of this Section, the fair market value of the New Preferred shall mean the average of the closing bid and asked prices of the New Preferred quoted in the Over-The-Counter Market Summary or the closing price quoted on any exchange on which the New Preferred is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the ten trading days prior to the date of determination of fair market value. If the

New Preferred is not traded Over-The-Counter or on an exchange, the fair market value shall be the price per share which the Company could obtain from a willing buyer for shares sold by the Company from authorized but unissued shares, as such price shall be agreed by the Company and the Holder; provided, however, that if the Company and the Holder are unable to mutually agree upon the fair market value, and the value asserted by the Holder is not greater than one hundred ten percent (110%) of the value asserted by the Company, then the fair market value shall be the sum of (1) the value asserted by the Company and (2) fifty percent (50%) of the difference between the value asserted by the Company and the value asserted by the Holder; provided further, however, that if the Company and the Holder are unable to mutually agree upon the fair market value and the immediately preceding proviso is not operative, the Company and the Holder shall, within five (5) days from the date that either party determines that they cannot agree, jointly retain an investment banking firm, or a nationally recognized accounting firm or other firm providing similar valuation services, satisfactory to each of them. If the Company and the Holder are unable to agree on the selection of such a firm within such five (5) day period, the Company and the Holder shall, within twenty (20) days after expiration of such five day period, each retain a separate independent investment banking firm (which firm, in either case, shall not be the investment banking firm regularly retained by the Company or the Holder). If either the Company or the Holder fail to retain such an investment banking firm during such twenty (20) day period, then the independent investment banking firm retained by the Holder or the Company, as the case may be, shall alone take the actions described below. Such firms shall determine within thirty (30) days of being retained the fair market value of a share of New Preferred and deliver their opinion in writing to the Company and to the Holder as to the fair market value. If such firms cannot jointly agree upon the fair market value, then, unless otherwise directed in writing by both the Company and the Holder, such firms, in their sole discretion, shall choose another investment banking firm independent of the Company and the Holder, which firm shall make such determination and render such an opinion as promptly as practicable. In either case, the determination so made shall be conclusive and binding on the Company and the Holder. The fees and expenses for such determination made by any and all such investment banking or other firms shall be allocated as follows: (i) the Holder shall be solely responsible for the first Three Thousand Dollars ($3,000) of the fees and expenses, (ii) the Company shall be solely responsible for the second Three Thousand Dollars ($3,000) of the fees and expenses, and (iii) the Holder and the Company shall each be responsible for fifty percent (50%) of the fees and expenses in excess of Six Thousand Dollars ($6,000). In the determination of the fair market value of a share of New Preferred, there shall not be taken into consideration any premium for shares representing control of the Company or any discount related to shares representing a minority interest therein.

2.3 Company’s Option Upon Sale of the Company. In the event of (i) any consolidation or merger of the Company with or into any other entity, or (ii) any sale of all or substantially all of the assets of the Company, in either case in which the Company shall not be the continuing or surviving entity and immediately after which the holders of the voting shares of the Company immediately prior to such event hold securities in the continuing or surviving entity but such holders hold less than a majority of the total voting power of the continuing and surviving entity (a “Sale of the Company”), then the Company shall have the option to purchase this Warrant on the closing date of such event for cash in an amount per Share equal to the greater of (x) six (6)

times the Warrant Price, or (y) the excess (if any) of the Market Value (as defined herein) of the Shares over the Warrant Price. The Market Value of each Share shall be determined by dividing the total consideration to be received by the Company or its stockholders in connection with such event by the number of shares of Common Stock then outstanding (assuming that all convertible securities of the Company have been converted into Common Stock). Any securities to be delivered to the Company or its stockholders shall be valued as follows:

(a) If traded on the securities-exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending five (5) business days prior to the closing; and

(b) If traded over-the-counter, the value shall be deemed to be the average closing ask prices of the securities over the thirty (30) day period ending five (5) business days prior to the closing; and

(c) If there is no public market, the value shall be the fair market value thereof, as determined by mutual agreement of the Holder and the Company; provided, however, that if the Company and the Holder are unable to mutually agree upon the fair market value, and the value asserted by the Holder is not greater than one hundred ten percent (110%) of the value asserted by the Company, then the fair market value shall be the sum of (1) the value asserted by the Company and (2) fifty percent (50%) of the difference between the value asserted by the Company and the value asserted by the Holder; provided further, however, that if the Company and the Holder are unable to mutually agree upon the fair market value and the immediately preceding proviso is not operative, the Company and the Holder shall, within five (5) days from the date that either party determines that they cannot agree, jointly retain an investment banking firm, or a nationally recognized accounting firm or other firm providing similar valuation services, satisfactory to each of them. If the Company and the Holder are unable to agree on the selection of such a firm within such five (5) day period, the Company and the Holder shall, within twenty (20) days after expiration of such five day period, each retain a separate independent investment banking firm (which firm, in either case, shall not be the investment banking firm regularly retained by the Company or the Holder). If either the Company or the Holder fail to retain such an investment banking firm during such twenty (20) day period, then the independent investment banking firm retained by the Holder or the Company, as the case may be, shall alone take the actions described below. Such firms shall determine within thirty (30) days of being retained the fair market value of a share of New Preferred and deliver their opinion in writing to the Company and to the Holder as to the fair market value. If such firms cannot jointly agree upon the fair market value, then, unless otherwise directed in writing by both the Company and the Holder, such firms, in their sole discretion, shall choose another investment banking firm independent of the Company and the Holder, which firm shall make such determination and render such an opinion as promptly as practicable. In either case, the determination so made shall be conclusive and binding on the Company and the Holder. The fees and expenses for such determination made by any and all such investment banking or other firms shall be allocated as follows: (i) the Holder shall be solely responsible for the first Three Thousand Dollars ($3,000) of the fees and expenses, (ii) the Company shall be solely responsible for the second Three Thousand Dollars ($3,000) of the fees and expenses, and (iii) the Holder and the

Company shall each be responsible for fifty percent (50%) of the fees and expenses in excess of Six Thousand Dollars ($6,000). In the determination of the fair market value of a share of New Preferred, there shall not be taken into consideration any premium for shares representing control of the Company or any discount related to shares representing a minority interest therein.

2.4 Automatic Exercise. If on the day prior to the Expiration Date the Holder has not acquired all of the Shares subject to this Warrant and if the value of such Shares, as determined pursuant to Section 2.2(b) hereof, is greater than the Warrant Price, this Warrant shall be deemed to have been exercised pursuant to the net exercise provisions of Section 2.2 for all of the Shares that remain subject hereto and the Company shall deliver to the Holder a certificate representing such Shares (less the Shares required to effect the net exercise pursuant to Section 2.2); provided, that upon the request of the Company the Holder shall be required to deliver a notice of exercise in the form attached hereto as Exhibit A.

3. Stock Full Paid: Reservation of Shares. All Shares that may be issued upon the exercise of the rights represented by this Warrant and Common Stock issuable upon conversion of the New Preferred, will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by the Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its New Preferred (and Common Stock issuable upon conversion thereof) to provide for the exercise of the right represented by this Warrant (for purposes of determining compliance with this covenant, the shares of New Preferred issuable upon exercise of all other options and warrants shall be deemed issued and outstanding and the shares of Common Stock issuable upon exercise of all options and warrants to acquire Common Stock and upon conversion of all instruments convertible into Common Stock shall be deemed issued and outstanding).

4. Adjustments. The type of securities purchasable upon the exercise of the Warrant and the number of shares of Common Stock into which the New Preferred shall be convertible shall be subject to adjustment from time to time upon occurrence of certain events, as follows:

(a) Adjustment Pursuant to the Company’s Certificate of Incorporation. The number of shares of Common Stock into which the New Preferred shall be convertible shall be adjusted to provide the Holder with anti-dilution protection in accordance with the provisions of the Company’s Certificate of Incorporation that pertain to the New Preferred.

(b) Reclassification or Merger. In case of any reclassification, change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value, to par value or as a result of a subdivision or combination), or in case of a Sale of the Company (excluding a merger with another entity in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), the Company, or such successor or purchasing corporation, as the case may be (assuming that the Company has not chosen to purchase the Warrant pursuant to Section 2.3 hereof), shall execute a new Warrant (in form and substance satisfactory to the Holder) providing that the Holder shall have the right to exercise such new Warrant and upon such exercise to receive, in lieu of each share of New Preferred theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification. change or Sale of the Company by a holder of one share of New Preferred. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this subparagraph (b) shall similarly apply to successive reclassifications, changes and Sales of the Company. If the per-share consideration payable to the Holder for Shares in connection with any transaction described in this Section 4(b) is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors.

(c) Subdivisions or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its New Preferred, the Warrant Price and the number of Shares issuable upon exercise hereof shall be proportionately adjusted.

(d) Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend payable in shares of New Preferred (except any distribution specifically provided for in the foregoing subparagraphs (b) and (c)), then the Warrant Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of New Preferred outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of New Preferred outstanding immediately after such dividend or distribution and the number of Shares subject to this Warrant shall be adjusted such that the aggregate purchase price for all of such Shares, as adjusted, equals Fifty Thousand Dollars ($50,000).

(e) No Double Adjustment. No adjustment to the Warrant Price shall be made pursuant to the extent that a corresponding adjustment is made to the Conversion Price (as such term is defined in the Certificate of Incorporation) of the New Preferred pursuant to the Certificate of Incorporation.

(f) Liquidation; Dissolution. If the Company shall dissolve, liquidate or wind up its affairs, the Holder shall have the right, but not the obligation, to exercise this Warrant effective as of the date of such dissolution, liquidation or winding up. If any such dissolution, liquidation or winding up results in any cash distribution to the Holder in excess of the aggregate Warrant Price for the Shares for which this Warrant is exercised, then the Holder may, at its option, exercise this Warrant without making payment of such aggregate Warrant Price and, in such case, the Company shall, upon distribution to the Holder, consider such aggregate Warrant Price to have been paid in full, and in making such settlement to the Holder, shall deduct an amount equal to such aggregate Warrant Price from the amount payable to the Holder.

(g) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

(h) Notices of Record Date. In the event of any taking by the Company of a record of its stockholders for the purpose of determining stockholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining stockholders who are entitled to vote at a meeting of the stockholders of the Company to be held in connection with a proposed Sale of the Company or any proposed liquidation, dissolution or winding up of the Company, the Company shall mail to the Holder, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, right or vote, and the amount and character of such dividend, distribution or right, as applicable.

5. Notice of Adjustments. Whenever the Warrant Price shall be adjusted pursuant to the provisions hereof or pursuant to the Certificate of Incorporation, the Company shall deliver a certificate signed by its Chief Financial Officer to the Holder setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Shares after giving effect to such adjustment.

6. Fractional Shares. No fractional shares of New Preferred will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor equal to an amount calculated by multiplying such fractional share (calculated to the nearest 1/100th of a share) by the fair market value of a share of New Preferred on the exercise date as determined in good faith by the Company’s Board of Directors. Payment of such amount shall be made in cash or by check payable to the order of the Holder at the time of delivery of any certificate or certificates arising upon such exercise.

7. Compliance with Securities Act; Disposition of Warrant or Shares of New Preferred.

(a) Compliance with Securities Act. The Holder, by acceptance hereof, agrees that this Warrant, the shares of New Preferred to be issued upon exercise hereof and the Common Stock to be issued upon conversion of such New Preferred are being acquired for investment and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of New Preferred to be issued upon exercise hereof (or Common Stock issued upon conversion of the New Preferred) except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the “Act”). This Warrant and all shares of New Preferred issued upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL FOR THE HOLDER. REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED, (iii) RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THIS WARRANT. THE SURRENDER OF THIS WARRANT TO THE COMPANY OR ITS TRANSFER AGENT IS A CONDITION PRECEDENT TO THE SALE, TRANSFER OR ASSIGNMENT HEREOF.

(b) Disposition of Warrant and Shares. With respect to any offer, sale or other disposition of this Warrant or any shares of New Preferred acquired pursuant to the exercise of this Warrant (or Common Stock issued upon conversion of such New Preferred) prior to registration of such shares, the Holder and each subsequent holder of the Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of the Holder’s counsel reasonably acceptable to the Company, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state law then in effect) of this Warrant or such shares of New Preferred or Common Stock and indicating whether or not under the Act certificates for this Warrant or such shares of New Preferred or Common Stock to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to insure compliance with the Act. Each certificate representing this Warrant or the shares of New Preferred or Common Stock thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to insure compliance with the Act, unless in the aforesaid opinion of counsel for the Holder, such legend is not required in order to insure compliance with the Act. Nothing herein shall restrict the transfer of this Warrant or any portion hereof by the Holder to any affiliate of the Holder, provided such transfer may be made in compliance with applicable federal and state securities laws. The Company may issue stop transfer instructions to its transfer agent in connection with the foregoing restrictions.

(c) Termination of Restrictions. The restrictions imposed under this Section 7 upon the transferability of the Warrant, the shares of New Preferred acquired upon the exercise of this Warrant and the shares of Common Stock issuable upon conversion of such shares of New Preferred shall cease when (i) a registration statement covering all shares of Common Stock issued or issuable upon conversion of the New Preferred becomes effective under the Act and all such shares are sold pursuant to such registration statement, (ii) the Company is presented with an opinion of counsel reasonably satisfactory to the Company that such restrictions are no longer required in order to insure compliance with the Act or with a Securities and Exchange Commission

“no-action” letter stating that future transfers of such securities by the transferor or the contemplated transferee would be exempt from registration under the Act, or (iii) such securities may be transferred in accordance with Rule 144(k). When such restrictions terminate, the Company shall, or shall instruct its transfer agent to, promptly, and without expense to the Holder or the Shareholder, as the case may be, issue new securities in the name of the Holder not bearing the legends required under subsection (a) of this Section 7. In addition, new securities shall be issued without such legends if such legends may be properly removed under the terms of Rule 144(k).

(d) Investment Representations.

(i) Holder is acquiring the Shares for investment for Holder’s own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof in violation of applicable securities laws. Holder understands that such Shares have not been, and may not be, registered under the Act by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Holder’s representations as expressed herein.

(ii) No Public Market. Holder understands that no public market now exists for any of the Shares issued by the Company and that there is no assurance that a public market will ever exist for the Shares.

(iii) Access to Data. Holder has requested and received from the Company all the information Holder considers necessary or appropriate for deciding whether to purchase the Shares. Holder has had an opportunity to ask questions of and receive answers from management of the Company concerning the Company, the Company’s business and financial affairs and the Holder’s purchase of Shares hereunder. Holder has had such questions answered to Holder’s satisfaction.

(iv) Risk of Investment. Holder understands the risks inherent in new ventures and the risks associated with unproven technologies such as those of the Company, and Holder has experience in investing in such ventures. Holder can bear the entire loss of Holder’s investment in the Company.

(v) Accredited Investor. Holder is an “Accredited investor,” as such term is defined in Regulation D promulgated under the Act.

(vi) Residence. Holder is a bona fide resident of the State of Connecticut.

8. Rights as Stockholders; Information.

8.1 Stockholder Rights. The Holder shall not be entitled to vote or receive dividends or be deemed the holder of New Preferred or any other securities of the Company which may at any time be issuable on the exercise thereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or, other than as described in Section 4(h) hereof, to receive notice of meetings of the stockholders, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

8.2 Financial Statements and Information. The Company shall deliver to the Holder (i) within 120 days after the end of the fiscal year of the Company, a consolidated balance sheet of the Company as of the end of such year and a consolidated statement of income, retained earnings and cash flows for such year, which year-end financial reports shall be in reasonable detail and certified by independent public accountants of nationally recognized standing selected by the Company, and (ii) within 45 days after the end of each fiscal quarter other than the last fiscal quarter, unaudited consolidated statements of income, retained earnings and cash flows for such quarter and a consolidated balance sheet as of the end of such quarter. In addition, the Company shall deliver to the Holder any other information or data provided to all stockholders of the Company. The Company shall permit the Holder, at the Holder’s expense, for any proper purpose to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Holder.

9. Piggyback Registration Rights. The Holder shall be entitled to “piggyback” registration rights as described on Exhibit B attached hereto.

10. Notice Upon a Proposed Sale of the Company. The Company shall provide the Holder with at least ten (10) days’ prior notice of the proposed terms and conditions of a proposed Sale of the Company, and will cooperate with the Holder and request the acquiring party to purchase this Warrant pursuant to the terms of Section 2.3 hereof.

11. Representations and Warranties. This Warrant is issued and delivered on the basis of the following representations and warranties from the Company:

(a) This Warrant has been duly authorized and executed by the Company and when delivered will be the valid and binding obligation of the Company enforceable in accordance with its terms;

(b) The Shares have been duly authorized for issuance by the Company and, when issued in accordance with the terms hereof and with the Certificate of Incorporation that sets forth the rights, preferences and privileges of such Shares, will be validly issued, fully paid and nonassessable;

(c) The shares of Common Stock issuable upon conversion of the Shares have been duly authorized and reserved and, when issued in accordance with the terms of the Certificate of Incorporation that sets forth the rights, preferences and privileges of the Shares, will be validly issued, fully paid and nonassessable; and

(d) The execution and delivery of this Warrant is not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not, be inconsistent with the Certificate of Incorporation or by-laws, in contravention of any law, governmental rule or regulation, judgment or order applicable to the Company, and, to the Company’s knowledge does not contravene any provision of, or constitute a default under, any material indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound, or to the Company’s knowledge, require the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person.

12. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

13. Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to the address indicated on the signature page of this Warrant. A notice shall be deemed effective upon the earlier of (i) receipt or (ii) the third day after mailing in accordance with the terms of this Section 13.

14. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets, and all of the obligations of the Company relating to the New Preferred issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder. The Company will, at the time of the exercise of this Warrant, in whole or in part, upon request of the Holder but at the Company’s expense, acknowledge in writing its continuing obligation to the Holder in respect of any rights (including, without limitation, any right to registration of the Shares pursuant to Section 9 above) to which the Holder shall continue to be entitled after such exercise in accordance with this Warrant; provided that the failure of the Holder to make any such request shall not affect the continuing obligation of the Company to the Holder in respect of such rights.

15. Remedies. The Company stipulates that the remedies at, law of the Holder in the event of any default of threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate to the fullest extent permitted by law, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof.

16. Enforcement Costs. If any party to, or permitted Holder of, this Warrant seeks to enforce its rights hereunder by legal proceedings, then the non-prevailing party shall pay all reasonable costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys’ fees (including the allocable costs of in-house counsel).

17. Lost Warrants or Stock Certificates. The Company covenants to the Holder that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or any stock certificate and, in the case of such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, or like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

18. Certain Expenses. Except as otherwise specifically provided herein, the Company shall pay all expenses in connection with, and all taxes (other than stock transfer taxes and taxes on or measured by the income of the Holder) and other governmental charges that may be imposed in respect of, the issuance, sale and delivery of this Warrant, the shares of New Preferred issuable upon exercise hereof and the shares of Common Stock issuable upon conversion of the Preferred Shares.

19. Counterparts. This Warrant may be signed in counterparts, both of which when taken together shall be deemed to constitute the same instrument.

20. Governing Law. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF CALIFORNIA.

TESSERA, INC.

By:	/s/ Bruce McWilliams
Bruce McWilliams, President and CEO

Address: 3099 Orchard Drive
San Jose, CA 95134

TRANSAMERICA BUSINESS CREDIT CORPORATION

By:	[ILLEGIBLE]
Title:	EVP

Address: 76 Batterson Park Road
Farmington, Connecticut 06032-2571

EXHIBIT A

Notice of Exercise

To:

1. The undersigned hereby elects to purchase shares of the New Preferred of Tessera. Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

2. In connection therewith, the undersigned hereby reaffirms the representations made by it in Section 7(d) of the attached Warrant.

3. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:

(Name)

(Signature)

(Address)

(Date)

EXHIBIT A-1

Notice of Exercise

To:

1. Contingent upon and effective immediately prior to the closing (the “Closing”) of the Company’s public offering contemplated by the Registration Statements of Form S-             filed                     ,             , the undersigned hereby elects to purchase              shares of the Series C 10% Cumulative Convertible New Preferred of the Company (or such lesser number of shares as may be sold on behalf of the undersigned at the Closing) pursuant to the terms of the attached Warrant.

2. In connection therewith, the undersigned hereby reaffirms the representations made by it in Section 7(d) of the attached Warrant.

3. Please deliver to the custodian for the selling stockholders a stock certificate representing such              shares.

4. The undersigned has instructed the custodian for the selling stockholders to deliver to the Company $             or, if less, the net proceeds due the undersigned from the sale of shares in the aforesaid public offering. If such net proceeds are less than the purchase price for such shares, the undersigned agrees to deliver the difference to the Company prior to the Closing.

(Signature)

Date

Exhibit B

PIGGY-BACK REGISTRATION RIGHTS GRANTED TO HOLDER

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Warrant. Holder shall have piggy-back registration rights as follows:

1. Piggyback Registrations.

(a) Other Piggyback Rights. Holder acknowledges that the Company has granted piggy-back registration rights pursuant to a Registration Rights Agreement as amended and restated May 15, 1993 and as further amended by various consents to be Bound, with the last such Consent to be Bound dated as of June 19, 1996, a Registration Rights Agreement dated as of December 27, 1996 as amended to date, as well and pursuant to equipment leases and other arrangements (collectively, the “Other Registration Rights”). Holder acknowledges that the Company may grant additional piggy-back registration rights after the date hereof, and any such rights shall be included in the definition of Other Registration Rights.

(b) Right to Piggyback. On each occasion, if any, following the date hereof that the Company contemplates filing with Securities and Exchange Commission (the “Commission”) a registration statement under the Act relating to the primary sale by the Company of shares of Common Stock ( a “Piggyback Registration”) other than (i) a registration relating solely to employee benefit plans; or (ii) a registration relating solely to a Rule 145 transaction, the Company shall notify Holder in writing of its intention to do so at least thirty (30) prior to the filing of each such registration statement. Subject to Section 1(e) and Section 1(f) below, the Company shall include in such registration all Registrable Securities with respect to which the Company has received written requests, within fifteen (15) days of receipt of such notice from the Company, for inclusion.

(c) “Registrable Securities” means (i) any Common Stock issued upon conversion of the Preferred Stock issued upon exercise of the Warrant, and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable when they have been distributed to the public pursuant to a offering registered under the Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Act (or a similar rule then in force). Holder shall be entitled notice of a Piggy Back Registration even if Holder does not own Registrable Securities if Holder has the right to acquire (x) Registrable Securities upon conversion of the Preferred Stock, (y) Preferred Stock upon exercise of the Warrant.

(d) Piggyback Expenses. All Registration Expenses (as such terms is defined in Section 3 hereof) shall be paid by the Company in all Piggyback Registrations.

(e) Priority on Registrations. If the managing underwriters advise the Company that marketing factors require a limitation of the number of shares to be underwritten in any underwritten registration, all securities that the Company proposes to sell shall be included in such registration prior to the inclusion of any other shares. Thereafter, the number of shares to be underwritten shall be allocated among the Holder and the holders of Other Registration Rights pro rata on the basis of the number of shares owned by each.

(f) Requirements in an Underwritten Registration. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holder as a part of the written notice given pursuant to Section 1(b). In such event, the right of Holder to registration pursuant to the terms of this Exhibit B shall be conditioned upon Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting.

2. Registration Procedures. Whenever required to effect the registration of any Registrable Securities, the Company shall, as soon as practicable:

(a) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, upon the request of the holders of a majority of the shares registered thereunder, keep such registration statement effective for a period of up to one hundred eighty (180) days or until the distribution contemplated in the registration statement has been completed.

(b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

(c) Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holder, provided that the Company shall not be required in connection therewith or as a condition thereto file a general consent to service of process in any such states or jurisdictions.

(d) Notify each holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(e) Furnish to the holders or Registrable Securities participating in such registration and, if applicable, to the underwriters of the securities being registered, such reasonable number of copies

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of the registration statement, preliminary prospectus, final prospectus, and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

(f) Enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.

3. Registration Expenses. All expenses incurred by the Company in complying with any Piggyback Registration, including without limitation fees and disbursements of counsel for the Company, all registration, qualification and filing fees, printing expenses, escrow fees, blue sky fees and expenses, and the expense of any special audit incident to or required by any such registration shall be paid by the Company. In addition, the Company shall pay fees and disbursement (not exceeding $2,500) of one counsel for the Holder

4. Indemnification.

(a) Indemnification by the Company. To the extent permitted by law, the Company will indemnify Holder and its officers and directors and partners, and each person controlling Holder within the meaning of Section 15 of the Act, with respect to which registration, qualification or compliance has been effected pursuant hereto, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation (or alleged violation) by the Company of the Act or any rule or regulation promulgated under the Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse or pay for the account of Holder and its officers and directors, and each person controlling Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred (as and when incurred) in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by Holder or its controlling person or underwriter and stated to be specifically for use therein.

(b) Indemnification by Holder. To the extent permitted by law, Holder will, if Registrable Securities held by Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company’s securities covered by such registration statement, each person who controls the Company or such underwriter within the meaning of

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Section 15 of the Act, and each other holder of securities included therein and each of its officers and directors and each person controlling such holder within the meaning of Section 15 of the Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse or pay for the account of the Company, such holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred (as and when incurred) in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made is such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by Holder and stated to be specifically for use therein; provided, however, that the liability of Holder for indemnification shall not exceed the net proceeds from the offering received by Holder, unless such liability arises out of or is based on willful misconduct of Holder.

(c) Required Notices. Each party entitled to indemnification hereunder (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, further, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (which approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense; provided, however, that an Indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnifying Party shall be liable for indemnification hereunder with respect to any settlement or consent to judgment in connection with any claim or litigation to which these indemnification provisions apply, that has been entered into without the prior consent of the Indemnifying Party (which consent will not be unreasonably withheld).

(d) Contribution. If the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall to the extent permitted by applicable law, contribute to the

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amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as it appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the untrue statement (or alleged untrue statement) or omission (or alleged omission) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by Holder hereunder exceed the net proceeds from the offering received by Holder.

(e) Survival. The obligations of the Company and Holder hereunder shall survive the completion of any offering of Registrable Securities in a registration statement pursuant hereto.

5. Standoff Agreement. Holder agrees in connection with the initial underwritten public offering of the Company’s securities, upon request of the Company or the underwriters managing any such offering, not to sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the Company or such managing underwriters; provided, however, that each of the Company’s officers and directors shall have agreed to be bound by the same restrictions.

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